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                                                               Exhibit 10.64



         AGREEMENT OF LEASE made as of the 4TH day of October, 1996, between NANTUCKET ROOST ASSOCIATES, LLC, a Connecticut limited liability company with an address at 29 Taylor Avenue, Bethel, Connecticut 06801 ("Landlord"), and CANNONDALE CORPORATION, a Delaware corporation with an address at 9 Brookside Place, Redding, Connecticut 06829 ("Tenant").

                               W I T N E S S E T H

         Landlord and Tenant, for themselves and their respective successors and assigns, hereby covenant and agree as follows:

                                    ARTICLE 1
                           Demise; Premises; Term; Use

         1.01 Landlord hereby leases to Tenant and Tenant hereby hires from Landlord, upon and subject to the covenants, agreements, terms, provisions and conditions of this Lease, the "Demised Premises" (as hereinafter defined). The Demised Premises consist of the parcels of land described in Schedule A attached to this Lease and incorporated herein ("Land"), and the buildings and improvements on the Land (collectively, "Building").

         1.02 The term of this Lease shall commence on the date hereof ("Commencement Date"), and shall terminate on June 30, 1997 ("Expiration Date"), or shall end on such earlier date upon which said term may expire or be canceled or terminated pursuant to any of the provisions of this Lease or pursuant to law.

         1.03 Tenant shall use and occupy the Demised Premises solely for executive and administrative offices and research and development for bicycles and bicycle products and for no other purpose.

         1.04 Tenant shall not suffer or permit the Demised Premises or any part thereof to be used in any manner, or anything to be done therein, which would in any way (a) violate any of the provisions of any mortgage to which this Lease is or shall be subordinate, (b) violate any laws, ordinances or requirements of public authorities or any covenants or agreement to which the Demised Premises are subject, (c) make void or voidable any fire or liability insurance policy then in force with respect to the Demised Premises, (d) make unobtainable from reputable insurance companies authorized to do business in the State of Connecticut at standard rates any casualty insurance or liability, boiler or other insurance that Landlord or Tenant may carry, (e) cause or in Landlord's reasonable judgment be likely to cause physical damage to the Demised Premises or any part thereof or to any part of the Building or any of the systems or equipment therein, (f) constitute a public or private nuisance, or (g) discharge objectionable fumes, vapors or odors from the Demised Premises.
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         1.05 Tenant shall not at any time use or occupy, or suffer or permit anyone to use or occupy the Demised Premises, or do or permit anything to be done in the Demised Premises, in violation of the Certificate of Occupancy for the Demised Premises and/or Building.

         1.06 Tenant's use of the systems and equipment in the Building (including, without limitation, the electrical, plumbing and heating systems) shall not exceed the mechanical or electrical capabilities of such Building equipment or systems.

         1.07 Tenant acknowledges that it has inspected the Demised Premises and accepts them in their "AS IS" condition on the Commencement Date. Tenant acknowledges that neither Landlord nor any agent of Landlord has made any promises or representations regarding the Demised Premises or the use or occupancy thereof upon which Tenant is relying in entering into this Lease.

                                    ARTICLE 2
                                      Rent

         2.01 (a) Throughout the term of this Lease, Tenant shall pay to Landlord as rent for the Demised Premises ("Net Rent") the amount of One Hundred Ninety-Two Thousand and no/100 Dollars ($192,000) per annum, in equal monthly installments of $16,000. If Sandvick Associates, Inc. fails to substantially complete the construction of Tenant's new corporate headquarters in Bethel, Connecticut on or before July 1, 1997, then, subject to subsection 2.01(b) below, as of July 1, 1997 and for each month thereafter until such construction is substantially complete, the monthly Net Rent under this Lease shall be reduced by ten percent (10%) per month from the monthly Net Rent for the immediately preceding month. The Net Rent shall be paid in advance, without demand, on the first day of each calendar month, and shall be paid without any setoff, abatement or deduction whatsoever at Landlord's address set forth above or at such other address as Landlord may designate by notice.

                  (b) Tenant and Sandvick Associates, Inc. have entered into a certain Standard Form of Agreement Between Owner and Design/Builder with respect to the construction of Tenant's new corporate headquarters. If the completion date under such Design/Build Agreement is extended as a result of authorized adjustments or delays not caused by Sandvick Associates, Inc., then the July 1, 1997 date set forth above for commencement of a rent penalty shall be extended by the number of days the completion date under the Design/Build Agreement is extended.

         2.02 In addition to Net Rent, all other amounts which Tenant may become obligated to pay Landlord hereunder shall be deemed additional rent and, unless otherwise provided herein, shall be paid within ten days after demand by Landlord.

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         2.03 If Tenant shall fail to pay any Net Rent or additional rent within fifteen days after the due date thereof, the late payment shall be subject to a late charge of five percent (5%) of the overdue amount.

         2.04 It is the purpose and intent of Landlord and Tenant that the Net Rent shall be absolutely net to Landlord so that this Lease shall yield, net to Landlord, the Net Rent specified herein in each year during the term of this Lease, and that all costs, expenses and obligations of every kind and nature whatsoever, relating to the Demised Premises which may arise or become due during or out of the term of this Lease shall be paid by Tenant, and that Landlord shall be indemnified and saved harmless by Tenant from and against the same.

                                    ARTICLE 3
                       Insurance; Nonliability; Indemnity

         3.01 Throughout the term of this Lease, Tenant, at its sole cost and expense, but for the mutual benefit of Landlord and Tenant and such other party or parties as may be designated by Landlord as named insureds as their interests may appear, shall maintain: (a) standard Comprehensive General Liability Insurance covering the Demised Premises on an occurrence basis with minimum limits of liability in an amount of not less than $3,000,000 combined single limit, and with respect to damage to property including water damage and sprinkler leakage legal liability arising out of any one occurrence, which insurance shall contain products/completed operations coverage and which insurance shall be primary; and (b) such other insurance, and in such greater amounts as may from time to time be reasonably required by Landlord against the same and/or other insurable hazards which at the time are commonly insured against in the case of premises similarly situated and utilized.

         3.02 Tenant may effect for its own account any insurance not required under the provisions of this Lease, but any insurance effected by Tenant on the Demised Premises, whether or not required under this Article, shall be for the mutual benefit of Landlord and Tenant and shall be subject to all other provisions of this Article.

         3.03 (a) All insurance provided for in this Article shall be effected under valid and enforceable policies issued by insurers of recognized responsibility which are licensed to do business in the State of Connecticut, are well rated by national rating organizations, and have been approved in writing by Landlord, which approval shall not be unreasonably withheld. On or before the occupancy of any part of the Demised Premises, and thereafter not less than 30 days prior to the expiration dates of the expiring policies theretofore furnished pursuant to this Article, or any other Article of this Lease, originals of the policies bearing notations evidencing the payment of premiums or accompanied by

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other evidence reasonably satisfactory to Landlord of such payments, shall be delivered by Tenant to Landlord. All such policies shall contain a provision to the effect that the same will be noncancellable except upon 30 days written notice to Landlord and the holder of any mortgage on the Demised Premises. Landlord and Tenant waive their right to recover damages against each other for any reason whatsoever to the extent the damaged party recovers indemnity from its insurance carrier. Any insurance policy procured by a party with respect to the Demised Premises or its property therein which does not name the other party as an additional insured shall contain a waiver of subrogation or permission to waive claims. All public liability and property damage policies shall contain a severability of interest clause.

        (b) Landlord releases Tenant and Tenant's agents and employees from liability for loss or damage to the Building that is covered by Landlord's casualty insurance with respect to the Building, or, if Landlord fails to maintain replacement cost "all risk" casualty insurance with respect to the Building, would have been covered by such insurance. This release shall not be limited to the liability of Tenant or Tenant's employees or agents to Landlord; it shall also apply to Tenant's or Tenant's agents' or employees' liability to any person claiming through or under Landlord pursuant to a right of subrogation or otherwise. This release shall apply even if the loss or damage shall have been caused by the fault or negligence of Tenant or Tenant's agents or employees.

         3.04 If at any time during the term of this Lease, Landlord shall request that the amount of insurance provided by Tenant, as required by this Article, be increased on the ground that such coverage is inadequate properly to protect the interest of Landlord, or if Landlord shall require other insurance pursuant to subsection 3.02(b), and Tenant shall refuse to comply with any such request or requirement, the dispute shall be submitted to arbitration as provided in Article 21 hereof. Tenant shall thereafter carry the amount, and such kind, of insurance as determined by such arbitration to be adequate and required, but in no event shall the amount of insurance be less than the amount specified in Section 3.02.

         3.05 (a) Landlord shall have the right, at its expense, to maintain any additional insurance with respect to the Demised Premises not required under this Article.

         (b) Anything in this Lease to the contrary notwithstanding, in the event of a casualty, Landlord shall have no obligation to repair or restore Tenant's property in the Demised Premises.

         3.06 Landlord or its employees or agents shall not be liable for any injury or damage to persons or property resulting from

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fire, explosion, falling plaster, steam, gas, electricity, water, rain or snow or leaks from any part of the Demised Premises, or from the pipes, appliances or plumbing works or from the roof, street or subsurface or from any other place or by dampness or by any other cause of any nature whatsoever, unless caused by the negligence of Landlord or its agents or employees.

         3.07 Tenant will indemnify Landlord against, and hold Landlord and Landlord's employees and agents harmless from, any and all demands, claims, causes of action, fines, penalties, damages, losses, liabilities, judgments and expenses (including, without limitation, attorneys' fees and disbursements) incurred in connection with or arising from: (a) the use or occupancy of the Demised Premises by Tenant or any person claiming under Tenant; (b) any activity, work or thing done, or permitted or suffered by Tenant on or about the Demised Premises; (c) any acts, omissions, or negligence of Tenant or any person claiming under Tenant, or the contractors, agents, employees, invitees, customers or visitors of Tenant or any such person; (d) any breach, violation or nonperformance by Tenant or any person claiming under Tenant or the employees, agents, contractors, invitees, customers or visitors of Tenant or any such person of any term, covenant or provision of this Lease or any legal requirements or requirements of governmental authorities; or (e) (except for loss of use of all or any portion of the Demised Premises or Tenant's property located within the Demised Premises which is proximately caused by or results proximately from the negligence of Landlord or Landlord's employees or agents), any injury or damage to the person, property or business of Tenant, its employees, agents, contractors, invitees, customers, visitors or any other person entering upon the Demised Premises under the express or implied invitation of Tenant. If any action or proceeding is brought against Landlord or Landlord's employees or agents by reason of any such claim, Tenant, upon notice from Landlord, will defend the claim at Tenant's expense with counsel reasonably satisfactory to Landlord.

         3.08 Tenant shall give Landlord notice in case of fire or accidents in the Demised Premises, which notice shall be given promptly after Tenant becomes aware of any such event.

         3.09 Tenant agrees to look solely to Landlord's estate and interest in the Demised Premises for the satisfaction of any right or remedy of Tenant or for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord, in the event of any liability by Landlord under this Lease, and no other property or assets of Landlord or any partner, shareholder or member of Landlord shall be subject to levy, execution, attachment or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to this Lease, the relationship of Landlord and Tenant hereunder, or Tenant's use and occupancy of the Demised Premises, or any other liability of Landlord to Tenant hereunder.

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         3.10 In any litigation between the parties regarding this Lease, the losing party shall pay to the prevailing party all reasonable expenses and court costs including attorneys' fees incurred by the prevailing party. A party shall be considered the prevailing party if:

                  (a) it initiated the litigation and substantially obtains the relief it sought, either through a judgment or the losing party's voluntary action before arbitration (after it is scheduled), trial, or judgment;

                  (b) the other party withdraws its action without sub-stantially obtaining the relief it sought; or

                  (c) it did not initiate the litigation and judgment is entered for either party, but without substantially granting the relief sought.

                                    ARTICLE 4
                                Repairs; Services

         4.01 Throughout the term of this Lease, Tenant, at its sole cost and expense, will take good care of the Demised Premises and the sidewalks, curbs and parking areas adjoining the Demised Premises and will keep the same in good order and condition, and make all necessary repairs thereto, interior and exterior, ordinary and extraordinary, unforeseen and foreseen, structural and non-structural. When used in this Article 4, the term "repairs" shall include all necessary replacements, renewals, alterations, additions and betterments.

         4.02 The necessity for and adequacy of repairs to the Demised Premises pursuant to Section 4.01 hereof shall be measured by the standard which is appropriate for buildings of similar construction and class, provided that Tenant shall in any event make all repairs necessary to avoid any waste or injury to the Demised Premises and shall make all alterations, additions and betterments required under governmental laws, ordinances, rules and regulations applicable to the Demised Premises.

         4.03 Tenant shall put, keep and maintain all portions of the Demised Premises and the sidewalks, curbs, parking areas and passageways adjoining the same in a clean and orderly condition, free of dirt, rubbish, snow, ice and unlawful obstructions.

         4.04 Landlord shall not be required to furnish any services or facilities or to make any repairs or alterations in or to the Demised Premises. Tenant hereby assumes the full and sole responsibility for the condition, operation, repair, replacement, maintenance and management of the Demised Premises. Tenant shall pay all charges for electricity, gas, fuel oil, water, telephones,

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sanitary sewer and any other utilities used by it in connection with the Demised
Premises. Tenant, at its expense, shall supply its own requirements for heat, hot water, air-conditioning, cleaning, refuse removal and any other services required with respect to the Demised Premises.

         4.05 With respect to the maintenance and operation of the Demised Premises, Tenant, at its expense, shall comply with all applicable governmental laws, ordinances, rules and regulations.

         4.06 In case any dispute shall arise at any time between Landlord and Tenant as to the standard of care and maintenance of the Demised Premises, such dispute shall be determined by arbitration as provided in Article 21 hereof.

         4.07 If Tenant shall fail to make repairs in accordance with its obligations hereunder, Landlord shall have the right, at its option, after Landlord shall have given to Tenant ten days' notice (except in case of an emergency), to make such repairs on behalf and for the account of Tenant, to enter upon the Demised Premises for such purposes, and Tenant shall pay the cost thereof as additional rent within ten days after demand by Landlord.

                                    ARTICLE 5
               Changes and Alterations; Ownership of Improvements

         5.01 Tenant shall have the right at any time and from time to time during the term of this Lease, whether at the commencement of the term hereof or at any time thereafter, to make, at its sole cost and expense, changes and alterations in or of the Demised Premises, subject, however, in all cases to the following:

                  (a) No change or alteration involving an estimated cost of more than $3,000 shall be undertaken except after 5 days' prior written notice to Landlord.

                  (b) No change or alteration which is (i) structural, (ii) affects the mechanical, electrical, plumbing or HVAC systems of the Demised Premises, or (iii) involves an estimated cost of more than $7,500, shall be made without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed.

                  (c) No change or alteration shall be undertaken until Tenant shall have procured and paid for, so far as the same may be required from time to time, all permits and authorizations of all municipal departments and governmental subdivisions having jurisdiction. Landlord shall join in the application for such permits or authorizations whenever such action is necessary.

                  (d) Any change or alteration requiring Landlord's consent under subsection (b) above shall be conducted under the

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supervision of an architect and/or engineer selected by Tenant and approved in writing by Landlord (which approval shall not be unreasonably withheld), and no such change or alteration shall be made except in accordance with detailed plans and specifications and cost estimates prepared and approved in writing by Landlord (which approval shall not be unreasonably withheld).

                  (e) Any change or alteration shall, when completed, be of such a character as not to reduce the value of the Demised Premises below its value immediately before such change or alteration.

                  (f) Any change or alteration shall be made promptly (unavoidable delays excepted) and in a good and workmanlike manner and in compliance with all applicable permits and authorizations and building and zoning laws and ordinances and with all other laws, ordinances, orders, rules, regulations and requirements of all federal, state and municipal governments, departments, commissions, boards and officers, any national or local Board of Fire Underwriters, or any other body hereafter exercising functions similar to those of any of the foregoing.

                  (g) The cost of any such change or alteration shall be paid in cash or its equivalent, so that the Demised Premises shall at all times be free of liens for labor and materials supplied or claimed to have been supplied to Tenant.

                  (h) Worker's compensation insurance in statutory limits covering all persons employed in connection with the work and with respect to whom death or bodily injury claims could be asserted against Landlord, Tenant or the Demised Premises, and general liability insurance for the mutual benefit of Tenant and Landlord in such limits as Landlord may reasonably require, shall be maintained by Tenant at Tenant's sole cost and expense at all times when any work is in process in connection with any change or alteration. All such insurance shall be in a company or companies of recognized responsibility, and all policies or certificates therefor issued by the respective insurers, bearing notations evidencing the payment of premiums or accompanied by other evidence satisfactory to Landlord of such payment, shall be delivered to Landlord.

         5.02 All alterations, installations, additions or improvements upon the Demised Premises made by any party prior to or during the term of this Lease shall, at the expiration of the term hereof, become the property of Landlord and be surrendered with said premises as part thereof at the end of the term.

         5.03 At or before the Expiration Date, or the date of any earlier termination of this Lease, Tenant at its expense, shall remove from the Demised Premises all of Tenant's property and shall repair any damage to the Demised Premises resulting from such

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removal. Any other items of Tenant's property which shall remain in the Demised
Premises after the Expiration Date or after a period of 15 days following an earlier termination date, may, at the option of Landlord, be deemed to have been abandoned, and in such case either may be retained as Landlord as its property or may be disposed of, without accountability, in such manner as Landlord may see fit at Tenant's expense.

         5.04 (a) Tenant, at its expense, shall procure promptly the cancellation or discharge of all notices of violation arising from or otherwise connected with Tenant's work which shall be issued by any public authority having or asserting jurisdiction. Tenant shall defend, indemnify and save harmless Landlord against any and all mechanic's and other liens in connection with Tenant's work, repairs or installations, including but not limited to the liens of any conditional sale of, or chattel mortgages upon, any materials, fixtures, or articles so installed in and constituting part of the Demised Premises and against all cost, attorneys' fees, fines, expenses and liabilities reasonably incurred in connection with any such lien, conditional sale or chattel mortgage or any action or proceeding brought thereon. Tenant shall pay in full for all materials, fixtures, equipment and other articles prior to installation in the Demised Premises.

                  (b) Tenant, at its expense, shall procure the satisfaction or discharge, by bonding or otherwise, of all such liens within 30 days of the filing of such lien against the Demised Premises. If Tenant shall fail to cause such lien to be discharged within the period aforesaid, then in addition to any other right or remedy, Landlord may, but shall not be obligated to, discharge the same either by paying the amount claimed to be due or by procuring the discharge of such lien, by deposit or by bonding proceedings, and in any such event Landlord shall be entitled, if Landlord so elects, to compel the prosecution of an action for the foreclosure of such lien by the lienor and to pay the amount of the judgment in favor of the lienor with interest, costs and allowances. Any amount so paid by Landlord and all costs and expenses incurred by Landlord in connection therewith, together with Interest thereon from the respective dates of Landlord's making of the payment or incurring the cost and expenses shall constitute additional rent payable by Tenant under this Lease and shall be paid by Tenant on demand.

                                    ARTICLE 6
                                Security Deposit

                          (Deleted Prior to Execution)

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                                    ARTICLE 7
                            Assignment and Subletting

         7.01 Neither this Lease, nor the term and estate hereby granted, nor any part hereof or thereof, nor the interest of Tenant in any sublease or the rentals thereunder, shall be assigned, mortgaged, pledged, encumbered or otherwise transferred by Tenant, Tenant's legal representative or successors in interest by operation of law or otherwise, and neither the Demised Premises, nor any part thereof, shall be encumbered in any manner by reason of any act or omission on the part of Tenant or anyone claiming under or through Tenant, or shall be sublet or be used or occupied or permitted to be used or occupied by anyone other than Tenant, or for any purpose other than as permitted by this Lease without the prior written consent of Landlord in each case.

                                    ARTICLE 8
                             Damage and Destruction

         8.01 If the Demised Premises shall be partially or totally damaged or destroyed by fire or other casualty, Landlord shall, subject to Section 8.03 hereof, repair the damage and restore and rebuild the Demised Premises as nearly as may be reasonably practicable to its condition and character immediately prior to such damage or destruction, with reasonable diligence, after notice to it of the damage or destruction; provided that Landlord shall not be obligated to expend upon such repair or restoration any amount in excess of the net insurance proceeds received by Landlord pursuant to insurance maintained by Landlord and provided that Landlord's obligations shall be subject to then applicable zoning and planning regulations.

         8.02 If the Demised Premises and/or access thereto shall be partially or totally damaged or destroyed by fire or other casualty, the rents payable hereunder shall be abated to the extent that the Demised Premises shall have been rendered untenantable, from the date of such damage or destruction to the date the damage shall be substantially repaired or restored. Should Tenant reoccupy a portion of the Demised Premises during the period that the repair or restoration or is in progress and prior to the date that the same are made completely tenantable, rents allocable to such portion shall be payable by Tenant from the date of such occupancy to the date the Demised Premises are made tenantable.

         8.03 Landlord shall have the option of terminating this Lease and the term and estate hereby granted if Landlord estimates that renovation of the Demised Premises shall exceed the shorter of (a) 180 days from the date of the damage, or (b) the unexpired term of this Lease. Landlord shall exercise such termination option by notifying Tenant in writing of such termination within 30 days of the date of the damage. If at any time prior to Landlord giving Tenant the aforesaid notice of termination or commencing the repair

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and restoration pursuant to Section 8.01, the holder of a superior mortgage or any person claiming under or through the holder of such superior mortgage takes possession of the Demised Premises through foreclosure or otherwise, such holder or person shall have a further period of 20 days from the date of so taking possession to terminate this Lease by appropriate written notice to Tenant.

         8.04 In the event that a notice of termination shall be given pursuant to Section 8.03, this Lease and the term and estate hereby granted shall expire as of the date of such termination with the same effect as if that were the date hereinbefore set for the expiration of the term of this Lease, and the rent due and to become due hereunder shall be apportioned as of such date if not earlier abated pursuant to Section 8.01.

         8.05 No damages, compensation or claim shall be payable by Landlord for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Demised Premises pursuant to this Article Landlord shall use diligent efforts to effect any required repair or restoration promptly and in such manner as not to unreasonably interfere with Tenant's use and occupancy.

         8.06 Landlord shall not carry insurance of any kind on Tenant's property, and shall not be obligated to repair any damage thereto or replace the same.

         8.07 The provisions of this Article shall be considered an express agreement governing any case of damage or destruction of the Demised Premises by fire or other casualty, and any law to the contrary, now or hereafter in force, shall have no application in such case.

         8.08 Notwithstanding any of the foregoing provisions of this Article, if Landlord or the holder of any superior mortgage shall be unable to collect all of the insurance proceeds (including rent insurance proceeds) applicable to damage or destruction of the Demised Premises by fire or other cause, by reason of some action or inaction on the part of the Tenant or any of its employees, agents or contractors, then, without prejudice to any other remedies which may be available against Tenant, the abatement of Tenant's rents provided for in this Article shall not be effective to the extent of the uncollected insurance proceeds.


                                    ARTICLE 9
                                 EMINENT DOMAIN

         9.01 In the event that the Demised Premises or any part thereof shall be taken in condemnation proceedings or by the exercise of any right of eminent domain or by agreement between Landlord on the one hand and any governmental authority authorized

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to exercise such right on the other hand, Landlord shall be entitled to collect from any condemnor the entire award or awards that may be made in any such proceeding without deduction therefrom for any estate hereby vested in or owned by Tenant, to be paid out as in this Article provided and except as provided in
Section 9.04 hereof. Tenant hereby expressly assigns to Landlord all of its right, title and interest in or to every such award and also agrees to execute any and all further documents that may be required in order to facilitate the collection thereof by Landlord.

         9.02 (a) At any time during the term of this Lease if title to such portion of the Demised Premises as shall render the balance of the Demised Premises unsuitable for the conduct of Tenant's business shall be taken in condemnation proceedings or by the exercise of any right to eminent domain or by agreement between Landlord on the one hand and any governmental authority authorized to exercise such right on the other hand, Tenant shall have the right to terminate this Lease by written notice to Landlord within 30 days after the taking. This Lease shall terminate and expire on the date of such taking, and the Net Rent and additional rent provided to be paid by Tenant shall be apportioned and paid to the date of such taking.

              (b) At any time during the term of this Lease if title to the Main Building or 40% or more of the Land shall be taken in condemnation proceedings or by the exercise of any right to eminent domain or by agreement between Landlord on the one hand and any governmental authority authorized to exercise such right on the other hand, this Lease shall terminate and expire on the date of such taking and the Net Rent and additional rent provided to be paid by Tenant shall be apportioned and paid to the date of such taking.

         9.03 If this Lease does not terminate under Section 9.02, this Lease shall continue in full force and effect, and the Net Rent apportioned to the part taken shall be prorated and adjusted as of the date of taking, and from such date the Net Rent and additional rent shall be reduced to the amount apportioned to the remainder of the Demised Premises.

         9.04 Notwithstanding the foregoing provisions of this Article and subject to the interest of any mortgagee of Landlord, Tenant shall be entitled to appear, claim, prove and receive in the proceedings relating to any such taking such portion of each award made therein as represents the then value of Tenant's property, if any, and/or the costs of relocating, if any are granted, provided the same does not reduce Landlord's award.

         9.05 In the event of any such taking which does not result in a termination of this Lease, Landlord, at its expense, shall proceed with reasonable diligence to repair, alter and restore the remaining part of the Demised Premises to substantially the same

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condition as it was in immediately prior to such taking to the extent that the same may be feasible, so as to constitute a tenantable Demised Premises, provided that Landlord's liability under this Section shall be limited to the net amount received by Landlord from the award arising out of such taking.

                                   ARTICLE 10
                               Access to Premises

         10.01 Landlord and its authorized representatives shall have the right to enter upon the Demised Premised during all regular business hours for the purpose of inspecting the same or exhibiting the same to prospective purchasers, mortgagees and tenants. Landlord and its authorized representatives shall also have the right to enter upon the Demised Premises during all regular business hours (and in emergencies at all times) for the purpose of making any repairs thereto as Landlord may deem necessary; and in connection therewith, Landlord shall have the right to bring and store materials, tools and equipment, without the same constituting an actual or constructive eviction of Tenant from the Demised Premises or any part thereof. All entries by Landlord and its representatives (except in case of emergency) shall be upon reasonable prior notice to Tenant, which notice may be by means of personal or telephonic communication or by ordinary mail.

                                   ARTICLE 11
                       Subordination; Estoppel Certificate

         11.01 This Lease and all of Tenant's rights hereunder are and shall be subject and subordinate at all times to all covenants, restrictions, easements and other encumbrances affecting the fee title of the Demised Premises and to all mortgages, deeds of trust, ground leases or any other method of financing or refinancing, in any amount, and all advances thereon, which may now or hereafter be placed against or affect any or all of the Demised Premises, and to all renewals, modifications, consolidations, replacements and extensions thereof. The aforesaid provisions shall be self operative and no further instrument of subordination shall be necessary unless required by any such mortgagee or other lender, in which case Tenant shall execute, acknowledge and deliver any requested subordination agreement within 10 days after request.

        11.02 Upon request by Tenant, Landlord shall request that the holder of any mortgage affecting the Demised Premises enter into a subordination, non-disturbance and attornment agreement with Tenant.

        11.03 Within ten days after request, Tenant shall execute and deliver to Landlord or to any party designated by Landlord a so-called "estoppel certificate", in the form submitted by Landlord to Tenant, whereby Tenant represents and certifies as to various facts and matters relating to this Lease.

                                   ARTICLE 12
                                     Default

        12.01 The following are "Events of Default": (a) Tenant fails to pay when due any Net Rent, additional rent or other sums or charges reserved hereunder, and such default continues for ten days after written notice from Landlord;

        (b) If this Lease be assigned or the Demised Premises be sublet in whole or in part, either voluntarily or by operation of law, except as herein expressly provided;

        (c)  Tenant vacates or abandons the Demised Premises;

        (d) This Lease or the Demised Premises or any part of the Demised Premises are taken upon execution or by other process of law directed against Tenant, or are taken upon or subjected to any attachment by any creditor of Tenant or claimant against Tenant, and such attachment is not discharged within 45 days after its levy;

        (e) Tenant files a petition in bankruptcy or insolvency or for reorganization or arrangement under the bankruptcy laws of the United States or under any insolvency act of any state, or is dissolved, or makes an assignment for the benefit of creditors;

        (f) Involuntary proceedings under any such bankruptcy laws or insolvency act or for the dissolution of Tenant are instituted against Tenant, or a receiver or trustee is appointed for all or substantially all of Tenant's property, and such proceeding is not dismissed or such receivership or trusteeship is not vacated within forty-five (45) days after such institution or appointment; or

        (g) Tenant breaches any of the other agreements, terms, covenants or conditions which this Lease requires Tenant to observe or perform, and such breach continues for 30 days after written notice by Landlord to Tenant; provided, however, if such breach cannot reasonably be cured within such 30 day period, an Event of Default shall not have occurred if Tenant promptly commences a cure of the default and diligently prosecutes the same to completion.

        12.02 If any one or more of the Events of Default set forth in Section
12.01 above occurs, then Landlord may elect the alternatives set forth in subsections (a) or (b) below as follows:

                (a) Landlord may terminate this Lease by service of a Notice to Quit and recover all amounts necessary to compensate Landlord for all detriment proximately caused by Tenant's failure to perform or observe its obligations under this Lease, or which in the ordinary course would be likely to result from such failure, including, but not limited to, the following:

                    (i) all unpaid Net Rent, Additional Rent and other sums and charges reserved under this Lease (collectively, "Rent") and allocable to the period through the date of Lease termination;

                    (ii) a sum equal to the amount of Rent that would have been payable by Tenant for the remainder of the term of this Lease had this Lease not been terminated less the Rent received by Landlord on account of any reletting of all or any part of the Demised Premises (either by themselves or as part of larger or different space); provided, however, that if the Demised Premises are relet for an amount that exceeds the Rent payable by Tenant under this Lease, Tenant shall not be entitled to payment of, or a credit or set-off for, such excess amount;

                   (iii) all reasonable costs incurred by Landlord in performing any repairs, replacements or demolition and removal work which Tenant was obligated to perform under the Lease and failed to perform; and

                    (iv) all reasonable costs incurred by Landlord in reletting the Demised Premises, including, without limitation, advertising expenses, brokerage commissions, leasehold demolition and improvements and/or demolition and improvement allowances, rent concessions and legal fees; or

                (b) Landlord may elect not to terminate this Lease, and continue to hold Tenant liable for the Rent, as it accrues. In such event, Landlord: (i) shall have no obligation whatsoever to mitigate damages, (ii) may bring one action or periodic actions to collect the Rent, and (iii) may, at its option, thereafter elect to terminate the Lease in accordance with subsection (a) above.

        12.03 Landlord shall not be deemed to have elected to terminate this Lease unless Landlord serves a Notice to Quit as set forth in subsection 12.02(a) above.

        12.04 In the event of a termination under subsection 12.02(a) above, real estate taxes (to the extent the same are payable by Tenant as Additional Rent under this Lease), for the period from the date of termination through the end of the Lease term, shall be calculated at the rates or amounts in effect on the date of termination, assuming a five percent (5%) per annum escalation thereafter.

        12.05 In the event suit shall be brought for recovery of possession of the Demised Premises, for the recovery of Rent, or any other amount due under the provisions of this Lease, for the recovery of damages following termination of this Lease, or because of the breach of any other covenant contained in this Lease on the part of Tenant to be kept and performed, Tenant shall pay the Landlord all reasonable expenses incurred in connection therewith, including, but not limited to, Landlord's attorneys' fees and disbursements.

        12.06 (a) The parties waive trial by jury in any action, proceeding or counterclaim brought by either party against the other on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of landlord and tenant created hereby, Tenant's use or occupancy of the Demised Premises, or any claim for injury or damage.

                (b) In the event of any breach or threatened breach by Tenant of any of the terms and provisions of this Lease, Landlord shall have the right to injunctive relief and declaratory relief as if no other remedies were provided herein for such breach.

                (c) Suit or suits for the recovery of the Rent and other amounts and damages set forth in this Article may be brought by Landlord, from time to time, at Landlord's election, and nothing in this Lease will be deemed to require Landlord to await the date on which the term of this Lease expires. Each right and remedy in this Lease will be cumulative and will be in addition to every other right or remedy in this Lease or existing at law or in equity or by statute or otherwise, including, without limitation, suits for injunctive relief and specific performance. The exercise or beginning of the exercise by Landlord of any such rights or remedies will not preclude the simultaneous or later exercise by Landlord of any other such rights or remedies. All such rights and remedies are cumulative and nonexclusive.

                (d) Tenant hereby expressly waives any right to assert a defense based on merger and agrees that neither the commencement of any action or proceeding, nor the settlement thereof nor the entry of judgment therein shall bar Landlord from bringing any subsequent actions or proceedings from time to time.

                (e) Any provision of this Lease which requires Landlord not to unreasonably withhold its consent shall never be the basis for an award of damages or give rise to a right of setoff on Tenant's behalf, but may be the basis for a declaratory judgment or specific injunction with respect to the matter in question.

                                   ARTICLE 13
                                 Quiet Enjoyment

        13.01 Tenant, upon performing and observing all of the terms, covenants and condition of this Lease on Tenant's part to be performed and observed, shall peaceably and quietly have and enjoy the Demised Premises during the term of this Lease, subject, nevertheless, to the terms of this Lease and to any mortgages and encumbrances to which this Lease is or may be subordinate.

                                   ARTICLE 14
                              Surrender of Premises

        14.01 Upon the expiration or sooner termination of the term of this Lease, Tenant shall quit and surrender the Demised Premises, broom clean, in as good condition and repair as Tenant is required to maintain the same throughout the term of this Lease, together with all keys. If Tenant shall fail to remove any of Tenant's property at the Demised Premises, such property shall, at the option of Landlord, either be deemed abandoned and become the exclusive property of Landlord, or Landlord shall have the right to remove and store such property, at the expense of Tenant, and hold Tenant responsible for any and all charges and expenses incurred by Landlord therefor. If the Demised Premises are not surrendered as and when aforesaid, Tenant shall indemnify Landlord and hold Landlord harmless against all loss, cost, expense or liability (including, without limitation, reasonable attorneys' fees and disbursements), resulting from the delay by Tenant in so surrendering the same including, without limitation, any claims made by any succeeding occupant founded on such delay. Tenant's obligations under this Article shall survive the expiration or sooner termination of this Lease.

                                   ARTICLE 15
                                  Holding Over

        Should Tenant remain in possession of the Demised Premises after the expiration of the term hereof without the execution of a new lease, such holding over, in the absence of a written agreement to the contrary, shall be deemed to have created and be construed to be a tenancy from month to month terminable on thirty days' notice by either party to the other, at a monthly Net Rent of 125% of the Net Rent in effect upon the expiration of the term, subject to all the other terms, covenants and conditions of this Lease insofar as the same are applicable to a month to month tenancy.

                                   ARTICLE 16
                                     Broker

        Tenant represents and warrants that no real estate broker or salesman interested Tenant in the Demised Premises. Tenant shall indemnify Landlord against and hold Landlord harmless from any loss, cost, damage, expense or liability incurred by Landlord with respect to any real estate broker or salesman claiming to have interested or having been responsible for Tenant's execution of this Lease, including reasonable attorneys' fees and other costs of defending against any such claims.

                                   ARTICLE 17
                                    No Waiver

        The failure of Landlord to insist upon the strict performance of any provision of this Lease, or the failure of Landlord to exercise any right, option or remedy hereby reserved shall not be construed as a waiver for the future of any such provision, right, option or remedy or as a waiver of a subsequent breach thereof. The consent or approval by Landlord of any act by Tenant requiring Landlord's consent or approval shall not be construed to waive or render unnecessary the requirement for Landlord's consent or approval of any subsequent similar act by Tenant. The receipt by Landlord of rent or other charges or sums with knowledge of a breach of any provision of this Lease shall not be deemed a waiver of such breach. No provision of this Lease shall be deemed to have been waived unless such waiver shall be in writing signed by the party to be charged. No payment by Tenant or receipt by Landlord of a lesser amount than the rents, charges and other sums hereby reserved shall be deemed to be other than on account of the earliest rents, charges and other sums then unpaid, nor shall any endorsement or statement on any check or any letter accompanying any check or payment by Tenant be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rents, charges and other sums due, or Landlord may pursue any other remedy in this Lease provided or by law permitted.

                                   ARTICLE 18
                                     Notices

        Except as otherwise provided in this Lease, every notice, demand, consent, approval, request or other communication which may be or is required to be given under this Lease or by law shall be in writing and shall be sent either by United States Certified Mail, postage prepaid, return receipt requested, or by Federal Express or another nationally recognized overnight courier service, and shall be addressed or delivered, as the case may be to the parties at their respective addresses set forth above, and the same shall be deemed delivered upon receipt or refusal of delivery. Either party may designate, by similar written notice to the other party, any other address for notice purposes.

                                   ARTICLE 19
                              HAZARDOUS SUBSTANCES

        19.01 The term "Hazardous Substances," as used in this Lease, shall include, without limitation, flammables, explosives, radioactive materials, asbestos, polychlorinated biphenyls (PCBs), chemicals known to cause cancer or reproductive toxicity, pollutants, contaminants, hazardous wastes, toxic substances or related materials, petroleum and petroleum products, and substances declared to be hazardous or toxic under any law or regulation now or hereafter enacted or promulgated by any governmental authority.

        19.02  Tenant shall not cause or permit to occur:

                (a) Any violation of any federal, state, or local law, ordinance, or regulation now or hereafter enacted, related to environmental conditions on, under, or about the Demised Premises, or arising from Tenant's use or occupancy of the Demised Premises, including, but not limited to, soil and ground water conditions; or

                (b) The use, generation, release, manufacture, refining, production, processing, storage, or disposal of any Hazardous Substance on, under, or about the Demised Premises, or the transportation to or from the Demised Premises of any Hazardous Substance, except as specifically disclosed on
Schedule I to this Lease.

        19.03 (a) Tenant shall, at Tenant's sole cost and expense, comply with all laws regulating use, generation, storage, transportation, or disposal of Hazardous Substances ("Laws").

                (b) Tenant shall, at Tenant's sole cost and expense, make all submissions to, provide all information required by, and comply with all requirements of all governmental authorities (the "Authorities") under the Laws.

                (c) Should any Authority or any third party demand that a cleanup plan be prepared and that a clean-up be undertaken because of any deposit, spill, discharge, or other release of Hazard Substances that occurred at any time during Tenant's occupancy of the Demised Premises, either prior to or during the term of this Lease at or from the Demised Premises, or which arises at any time from Tenant's use or occupancy of the Demised Premises, then Tenant shall, at Tenant's sole costs and expense, prepare and submit the required plans and all related bonds and other financial assurances; and Tenant shall carry out all such cleanup plans.

                (d) Tenant shall promptly provide all information regarding the use, generation, storage, transportation, or disposal of Hazardous Substances that is required by Landlord. If Tenant fails to fulfill any duty imposed under this Section within a reasonable time, Landlord may do so; and in such case, Tenant shall cooperate with Landlord in order to prepare all documents Landlord deems necessary or appropriate to determine the applicability of the Laws to the Demised Premises and Tenant's use thereof, and for compliance therewith, and Tenant shall execute all documents promptly upon Landlord's request. No such action by Landlord and no attempt made by Landlord to mitigate damages under any Law shall constitute a waiver of any of Tenant's obligations under this Section.

                  (e) Tenant's obligations and liabilities under this Section shall survive the expiration of this Lease.

        19.04 (a) Tenant shall indemnify, defend, and hold harmless Landlord and its members, agents, and employees from all fines, suits, procedures, claims, liability and actions of every kind, and all costs associated therewith (including attorneys' and consultants' fees) arising out of or in any way connected with any deposit, spill, discharge, or other release of Hazardous Substances that occurred or occurs during Tenant's occupancy of the Demised Premises, either prior to or during the term of this Lease, at or from the Demised Premises, or which arises at any time from Tenant's use or occupancy of the Demised Premises, or from Tenant's failure to provide all information, make all submissions, and take all steps required by all Authorities under the Laws and all other environmental laws.

                  (b) Tenant's obligations and liabilities under this Section shall survive the expiration of this Lease.

                                   ARTICLE 20
                                   ARBITRATION

        20.01 Landlord and Tenant shall not have been deemed to have agreed to determination of any dispute arising out of this Lease by arbitration unless determination in such manner shall have been specifically and unequivocally provided for in this Lease and in no other case or cases.

        20.02 Every dispute between the parties which is expressly provided in this Lease to be determined by arbitration shall be resolved in the manner provided in this Article.

        20.03 The party requesting arbitration shall do so by giving notice to that effect to the other party and shall simultaneously request the appointment of a single arbitrator by the American Arbitration Association (or any successor thereto) in accordance with its rules then prevailing, or, if the American Arbitration Association (or such successor organization) shall fail to appoint said arbitrator within sixty (60) days after such request is made, then either party may apply, on notice to the other, to any court having jurisdiction for the appointment of such arbitrator and the other party shall not raise any question as to such court's full power to entertain the application and make the appointment. Each arbitrator appointed pursuant to this Section shall be a disinterested person having at least ten years experience in the State of Connecticut in a calling connected with the dispute.

        20.04 The arbitrator shall render his or her decision and award within 30 days after the final hearing. Such decision and award shall be in writing and counterpart copies thereof shall be delivered to each of the parties. In rendering such decision and award, the arbitrator shall not add to, subtract from or otherwise modify the provisions of this Lease. Judgment may be entered on the determination and award made by the arbitrator in any court of competent jurisdiction and may be enforced in accordance with the Laws of the State of Connecticut.

        20.05 If, for any reason whatsoever, the written decision and award of the arbitrator shall not be rendered within the time limit set forth in Section 20.04, either party may apply to any court having jurisdiction, by action, proceeding or otherwise (but not by a new arbitration proceeding) as may be proper to determine the question in dispute consistently with the provisions of this Lease.

        20.06 The arbitrator shall determine the division, if any, between the parties, of the expenses of the arbitration, including fees to the arbitrators, counsel and witness fees.


                                   ARTICLE 21
                            Taxes and Insurance Costs

        21.01 The term "Taxes" shall mean the total of all real estate and other taxes and special, general, extraordinary or other assessments, sewer rents, water charges, occupancy taxes, school taxes, and other taxes or charges of any kind or nature levied, assessed, imposed or attributable at any time by any governmental authority (including, without limitation, any town, city, district, county, village, school district or public transportation authority) upon or against the Demised Premises, and also any tax, assessment, or charge, levied, assessed or imposed at any time by any governmental authority in connection with the receipt of income or rents from the Demised Premises to the extent that the same shall be in lieu of all or any portion of any of the aforesaid taxes, assessments or charges. If, due to a future change in the method of taxation or in the taxing authority, or for any other reason, a franchise, income, transit, profit or other tax or governmental imposition, however, designated, shall be levied against Landlord in substitution in whole or in part for the Taxes, then such franchise, income, transit, profit or other tax or governmental imposition shall be deemed to be included within the definition of "Taxes" for the purposes of this Article. As to special assessments which are payable over a period of time extending beyond the term of this Lease, only a pro rata portion thereof, covering the portion of the term of this Lease unexpired at the time of the imposition of such assessment, shall be included in Taxes.

        21.02 Tenant shall pay all Taxes directly to the taxing authority on or before the due date of the required payments. Any failure to pay any Taxes in a timely manner shall be deemed a failure to pay rent under this Lease. If Tenant fails to pay any Taxes on or before the due date thereof, Landlord may, but shall not be obligated to, pay such Taxes and notify Tenant of the same. Tenant shall reimburse Landlord for any such payment, as additional rent, within ten (10) days after receipt of any such statement. Landlord, at its option, may pay all Taxes and bill Tenant for the same. Any such bills shall be paid by Tenant to Landlord, as additional rent, within ten (10) days after receipt by Tenant.

        21.03 Within ten days after demand, Tenant shall reimburse Landlord for the cost of all insurance premiums incurred by Landlord to maintain casualty insurance with respect to the Building, including a rental interruption endorsement.


                                   ARTICLE 22
                             Extension of Lease Term

        If the construction of Tenant's new corporate headquarters in Bethel, Connecticut has not been completed, and Tenant has not moved to such new headquarters on or before June 30, 1997, then Tenant may, by written notice to Landlord on or before June 30, 1997, extend the term of this Lease on all the same terms and conditions set forth herein, for a period of one month. For so long as the construction of Tenant's new corporate headquarters has not been completed and Tenant has not moved to such headquarters, Tenant shall have the option of extending the term of this Lease for successive periods of one month each upon written notice to Landlord on or before the expiration of the then current month. In no event may Tenant extend the term of this Lease in excess of one full calendar month following the calendar month in which the construction of Tenant's new corporate headquarters is completed.


                                   ARTICLE 23
                                  Miscellaneous

        23.01 This Lease, including the Exhibits and Schedules attached hereto, sets forth the entire agreement between the parties with respect to the Demised Premises. All prior conversations or writings between the parties hereto or their representatives with respect to the Demised Premised are merged herein and extinguished.

        23.02 This Lease shall not be modified except by a writing signed by the party to be charged. The Article captions appearing herein are inserted as a matter of convenience and are not intended to define, construe or describe the scope or intent of any provision of this Lease.

        23.03 If any provision of this Lease or the application thereof to any person or circumstance shall be held void or unenforceable, then the remainder of this Lease or the application of such provision to persons or circumstances other than those as to which it is held void or unenforceable shall not be affected thereby.

        23.04 Except as otherwise expressly provided in this Lease, all the terms, covenants conditions and provisions of this Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

        23.05 The person or persons executing this Lease on behalf of Tenant hereby covenant, represent and warrant that Tenant is a duly incorporated Delaware corporation authorized to do business in Connecticut; and that the person or persons executing this Lease on behalf of Tenant is an officer or are officers of such Tenant, and that he or they as such officers are duly authorized to execute, acknowledge and deliver this Lease to Landlord.

        23.06 This Lease may be executed in several counterparts, each of which shall be deemed an original, and all such counterparts shall together constitute one and the same instrument.

        23.07 This Lease shall be governed and controlled by the law of the State of Connecticut.

        IN WITNESS WHEREOF, the parties hereto have caused this Lease to be executed as of the day and year first above written.


                                       Landlord:
                                       NANTUCKET ROOST ASSOCIATES, LLC



                                       By: /s/ Michael J. Stimola
                                          -------------------------------------
                                           Its: Manager



                                       Tenant:
                                       CANNONDALE CORPORATION



                                       By: /s/ Joseph Scott Montgomery
                                          -------------------------------------
                                           Its: Vice President

                                   SCHEDULE A

Those three certain pieces of land with the buildings and improvements thereon, situated in the Town of Redding, County of Fairfield and State of Connecticut shown on a certain map entitled "Plot Plan Cannondale Corporation Georgetown District Redding, Connecticut Scale 1"=40' June 14, 1982" certified "substantially correct" by C. James Osborne, Jr., R.L.S. and recorded January 30, 1987 as Map No. 3371 in the Redding Town Clerk's Office, each such piece being more particularly bounded and described as follows:

First Piece:

NORTHWESTERLY: By land now or formerly of Monaco in part, in part by land now or formerly of Maria Nordlund, in part by the Second Piece described herein below, and in part by land now or formerly of Bryon Scott, Jr. and Lorraine Scott, 378.81 feet, more or less;

NORTHEASTERLY: By land now or formerly of Mary A. Cardiff, and in part by land now or formerly of Russell L. and Joan P. Seymour, 386.49 feet, more or less;

SOUTHEASTERLY: By Brookside Road, so called, 390.12 feet, more or less; and

SOUTHWESTERLY: By land now or formerly of Joel W. and Sandra K. Cohen and Joseph and Anne Tannenbaum in part, and in part by land now or formerly of Monaco, 307.72 feet, more or less.

Together with that certain 41 square foot piece of land shown as Parcel "Y" on a certain map entitled "Equal Area Exchange Map Prepared for Cannondale Corporation Redding Connecticut Scale 1"=20' March 21, 1986" prepared by John
W. Fuller, Land Surveyor, Reg. No. 4775, Georgetown, Connecticut being Map No. 3306 in the Redding Town Clerk's Office, but excluding therefrom the 41 square foot piece of land shown as Parcel "X" on said map.

Second Piece:

Being a 25 foot roadway adjoining the above described First Piece on the north and bounded and described as follows:

NORTHWESTERLY: By land now or formerly of The Bethlehem Evangelical Lutheran Church, Georgetown, Connecticut, 272.24 feet, more or less;

NORTHERLY: By Passway to Portland Avenue, 25.14 feet, more or less;

NORTHEASTERLY: By land now or formerly of Raymond H. and Harry R. Carlson in part, in part by land now or formerly of Raymond H. and Hilda H. Carlson, and in part by land now or formerly of Bryon Scott, Jr., and Lorraine Scott, 386.37 feet, more or less;

SOUTHEASTERLY: By the First Piece hereinabove described, 37.45 feet, more or less; and

SOUTHWESTERLY: By land now or formerly of Maria Nordlund, 127.06 feet, more or less.

Third Piece:

WESTERLY: By Brookside Road, so-called, 270.20 feet, more or less;

NORTHERLY: Running to a point;

EASTERLY: By the westerly side of a brook marking the westerly boundary of land now or formerly of Bernard S. and Marjorie G. Unger, 256.68 feet, more or less; and

SOUTHERLY: By land now or formerly of Bernard S. and Marjorie G. Unger, 65.19 feet, more or less.

EXCLUDING THEREFROM the two-family house located adjacent to Brookside Avenue in the southwesterly corner of the "First Piece" described above, as well as the parking area immediately to the south of such two-family house and a right of ingress and egress over any driveway providing access to such house.

                                       1